As filed with the Securities and Exchange Commission on March 15, 2000

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________

                           INTERLEUKIN GENETICS, INC.
             (Exact name of registrant as specified in its charter)


                 TEXAS                               94-3123681
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)               Identification No.)

     100 N.E. LOOP 410, SUITE 820                       78216
          SAN ANTONIO, TEXAS                         (Zip Code)
(Address of Principal Executive Offices)



        NON-QUALIFIED STOCK OPTION AGREEMENT DATED JUNE 1, 1999 BETWEEN
                INTERLEUKIN GENETICS, INC. AND PHILIP R. REILLY

     NON-QUALIFIED STOCK OPTION AGREEMENT DATED NOVEMBER 30, 1999 BETWEEN
                INTERLEUKIN GENETICS, INC. AND PHILIP R. REILLY


                           (Full title of the Plans)

                              KENNETH S. KORNMAN
                                   PRESIDENT
                          INTERLEUKIN GENETICS, INC.
                         100 N.E. LOOP 410, SUITE 820
                           SAN ANTONIO, TEXAS  78216
                    (Name and address of agent for service)

                                (210) 349-6400
         (Telephone number, including area code, of agent for service)

                             ______________________

                                 With Copy to:

                          FULBRIGHT & JAWORSKI L.L.P.
                            300 CONVENT, SUITE 2200
                           SAN ANTONIO, TEXAS  78205
                                (210) 224-5575
                         ATTENTION:  PHILLIP M. RENFRO
                             ______________________

                                CALCULATION OF REGISTRATION FEE
====================================================================================================
                                            PROPOSED           PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO    MAXIMUM OFFERING      AGGREGATE OFFERING        AMOUNT OF
 TO BE REGISTERED        BE REGISTERED  PRICE PER UNIT(1)          PRICE(1)         REGISTRATION FEE
-------------------     --------------  -----------------     ------------------    ----------------
  Common Stock,
  no par value          591,394 shares  $         12.5625     $     7,429,387.13    $       1,961.36
====================================================================================================

(1) Pursuant to Rule 457(c), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low sale prices of the Common Stock as reported in the NASDAQ SmallCap Market System on March 9, 2000.

================================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents are hereby incorporated by reference in this Registration Statement:

            1. The Annual Report on Form 10-K/SB of Interleukin Genetics, Inc., a Texas corporation (the "Registrant"), for the year ended December 31, 1998;

            2. The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1999;

            3.    The Registrant's Current Report on Form 8-K filed June 25,
1999;

            4.    The Registrant's Current Report on Form 8-K filed August 20,
1999;

            5.    The Registrant's Current Report on Form 8-K filed October 8,
1999;

            6. The Registrant's Current Report on Form 8-K filed December 17, 1999;

            7. The description of the Registrant's Common Stock, no par value, set forth in Item 1 of the Registrant's Registration Statement on Form 8-A filed December 15, 1997.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

            The Company's Articles of Incorporation and Bylaws provide for indemnification of its present and former directors and officers. The Company's Bylaws further provide for indemnification of officers and directors against reasonable expenses actually incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

            The Articles of Incorporation of the Company contain a provision that limits the liability of the Company's directors as permitted under Texas law. The provision eliminates the liability of a director to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The provision does not affect the liability of a director for (i) a breach of a director's duty of loyalty to the Company or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of that director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

            The Registrant maintains directors' and officers' liability insurance that covers the directors and officers of the Registrant.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

            4.1   - Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10- QSB for the quarterly period ended September 30, 1999).

            4.2   - Bylaws of the Registrant (incorporated herein by reference to Exhibits 3.3 and 3.4 of the Company's Registration Statement No. 333-37441 on Form SB-2 filed October 8, 1997).

            4.3   - Form of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement No. 333-37411 on Amendment No. 1 to Form SB-2 filed October 29, 1997).

            4.4   - Non-Qualified Stock Option Agreement dated June 1, 1999, between Interleukin Genetics, Inc. and Philip R. Reilly (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10- QSB for the quarterly period ended June 30, 1999).

            *4.5  - Non-Qualified Stock Option Agreement dated November 30,
                    1999, between Interleukin Genetics, Inc. and Philip R.
                    Reilly.

            *5.1  - Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

            *23.1 - Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                    5.1).

            *23.2 - Consent of Arthur Andersen LLP

            *24.1 - Powers of Attorney from the members of the Board of Directors of the Registrant (contained on page 7 hereof).

________________
* filed herewith

ITEM 9.  UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities

Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on March 15, 2000.


                                    INTERLEUKIN GENETICS, INC.



                                    By: /s/ KENNETH S. KORNMAN
                                            Kenneth S. Kornman,
                                            President

                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kenneth S. Kornman and Philip R. Reilly, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                      TITLE                          DATE
   ---------                      -----                          ----

/s/ PHILIP R. REILLY      Chairman of the Board and         March 13, 2000
Philip R. Reilly          Chief Executive Officer
                          (Principal Executive Officer)

/s/ KENNETH S. KORNMAN    President, Chief Scientific       March 15, 2000
Kenneth S. Kornman        Officer and a Director


/s/ U. SPENCER ALLEN      Chief Financial Officer,          March 15, 2000
U. Spencer Allen          Secretary and Treasurer
                          (Principal Financial and
                          Accounting Officer)

/s/ THOMAS A. MOORE       Director                          March 15, 2000
Thomas A. Moore


/s/ EDWARD M. BLAIR, JR.  Director                          March 15, 2000
Edward M. Blair, Jr.


/s/ GARY L. CROCKER       Director                          March 15, 2000
Gary L. Crocker

                              INDEX TO EXHIBITS


                                                              SEQUENTIALLY
    EXHIBIT                                                     NUMBERED
     NUMBER                DESCRIPTION OF EXHIBITS                PAGES

      4.1 Articles of Incorporation of the Registrant, (incorporated herein by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-QSB dated for the quarterly period ended September 30,
                     1999).

      4.2 Bylaws of the Registrant (incorporated herein by reference to Exhibits 3.3 and 3.4 of the Company's Registration Statement No. 333-37441 filed October 8, 1997).

      4.3 Form of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement No. 333-37411 on Amendment No. 1 to Form SB-2 filed October 29,
                     1997).

      4.4 Non-Qualified Stock Option Agreement dated June 1, 1999, between Interleukin Genetics, Inc. and Philip R. Reilly (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999).


     *4.5            Non-Qualified Stock Option Agreement dated
                     November 30, 1999, between Interleukin Genetics, Inc. and Philip R. Reilly.

     *5.1 Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

     *23.1 Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

     *23.2           Consent of Arthur Andersen LLP.

     *24.1 Powers of Attorney from the members of the Board of Directors of the Registrant (contained on page 7 hereof).

_________________
* filed herewith

                                    -8-